Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

PowerUp Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(f)(1)	45,937,500	(1) (2)	$11.23	(3)	$515,878,125	(2)	0.00014760	$76,143.61
	Equity	Warrants to purchase Common Stock	Other	14,375,000	(4)	-		-		-	-
Fees Previously Paid	-	-	-	-		-		-		-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-		-		-	-	-	-	-
	Total Offering Amounts										$76,143.61
	Total Fees Previously Paid										-
	Total Fee Offsets										$19,311.00
	Net Fee Due										$56,832.61

(1) Upon the closing of the business combination (the “Business Combination”) described in the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 with which these Calculation of Filing Fee Tables are filed as Exhibit 107, the name of the registrant will be changed to “Aspire Biopharma Holdings, Inc.”

(2) The number of shares of common stock of being registered represents: (i) the number of PowerUp Class A ordinary shares issued in May 2023 upon conversion of outstanding Class B ordinary shares of PowerUp; (ii) the maximum number of shares of the registrant’s Common Stock that are expected to be issued to Aspire’s stockholders in connection with the Business Combination; and (iii) the maximum number of Working Capital Loan shares that may be issued in connection with the Business Combination. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Global Market on August 30, 2024 in accordance with Rule 457(f)(1).

(4) Represents the number of redeemable warrants issued by PowerUp Acquisition Corp in its initial public offering registered on Form S-1 (SEC File No. 333-261941) (including redeemable warrants included in units), which, as a result of the Business Combination, will become warrants to acquire the same number of shares of the registrant at the same price and on the same terms. No registration fee is required pursuant to Rule 457(g) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	PowerUp Acquisition Corp.	Form S-4	333-276727	January 26, 2024		$19,311.00	Equity	Common Stock, par value $0.0001	N/A(1)	N/A(1)
Fee Offset Source	PowerUp Acquisition Corp.	Form S-4	333-276727		January 26, 2024						$19,311.00

(1) A filing fee of $19,311.00 was previously paid in connection with the registration statement on Form S-4 (No. 333-276727) filed by the registrant on January 26, 2024. The registrant withdrew the registration statement on Form S-4 (No. 333-276727) by filing a Form RW on August 2, 2024. As the registration statement was not declared effective, no securities were sold thereunder. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee of $76,143.61 currently due pursuant to this registration statement.